Exhibit 10.1
NINTH AMENDED AND RESTATED MANAGEMENT AGREEMENT

This NINTH AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”) is entered into and effective as of March 30, 2026 by and between (i) ARMOUR RESIDENTIAL REIT, INC., a Maryland corporation (the “REIT”), and (ii) ARMOUR CAPITAL MANAGEMENT LP, a Delaware limited partnership (the “Manager”).

RECITALS
WHEREAS, the REIT and the Manager are parties to that certain Eighth Amended and Restated Management Agreement dated and effective as of February 14, 2023 (the “Eighth Amended and Restated Management Agreement”); and
WHEREAS, the parties desire to amend and restate the Eighth Amended and Restated Management Agreement, upon the terms and conditions provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to them below:
1.1 “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that specified Person, whether by contract, through the ownership of voting securities or other equity interests (including partnership or membership interests), or otherwise.
1.2 “Agreement” means this Ninth Amended and Restated Management Agreement, as the same may be amended from time to time.
1.3 [Reserved]
1.4 “Base Management Fee” shall have the meaning set forth in Section 6.1 of this Agreement.
1.5 “Board of Directors” means the member(s) of the Board of Directors of the REIT.
1.6 “Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

1.7 “Cause” means, for purposes of a termination of this Agreement by the REIT without penalty or payment of a Termination Fee, a final determination by a court of competent jurisdiction (a) that the Manager has materially breached this Agreement that has a material adverse effect on the REIT and such material breach has continued for a period of 30 days after receipt by the Manager of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes willful misconduct or gross negligence that results in material harm to the REIT and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by the Manager of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by the Manager in connection with this Agreement constitutes fraud that results in material harm to the REIT.
1.8 “Code” means the Internal Revenue Code of 1986, as amended.
1.9 “Current Term” shall mean the period from March 30, 2026 through March 31, 2033.
1.10 “Effective Date” means the date of this Agreement.
1.11 “Equity Securities” shall have the meaning set forth in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended.
1.12 “FHLMC” means the Federal Home Loan Mortgage Corporation (a/k/a Freddie Mac).
1.13 “FNMA” means the Federal National Mortgage Association (a/k/a Fannie Mae).
1.14 “GNMA” means the Governmental National Mortgage Administration (a/k/a Ginnie Mae).
1.15 “Governing Instruments” means the articles of incorporation or charter, as the case may be, and the bylaws of the REIT and its subsidiaries, as those documents may be amended from time to time.
1.16 “Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of the REIT following the consummation of the Merger, plus (b) equity capital raised in public or private issuances of the REIT’s Equity Securities (calculated before underwriting fees and distribution expenses, if any), less (c) capital returned to the stockholders of the REIT, as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the Manager and the Board of Directors and approved by a majority of the Board of Directors. For purposes of the preceding sentence, capital returned to stockholders shall include (i) the purchase price of Equity Securities repurchased by the REIT and (ii) liquidation distributions as approved and so designated by a majority of the Board of Directors.
1.17 “Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” in accordance with the REIT’s Governing Instruments and policies and, if applicable, the rules of any national securities exchange on which the REIT’s common stock is listed.

1.18 [Reserved]
1.19 “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
1.20 “Manager” shall have the meaning set forth in the Preamble of this Agreement and shall include any successor thereto (subject to the provisions of Section 13).
1.21 “Manager Obligations” shall have the meaning set forth in Section 2.4.2 of this Agreement and may be limited from time to time in the REIT’s discretion.
1.22 “Merger” means the merger contemplated pursuant to the Merger Agreement.
1.23 “Merger Agreement” means that Agreement and Plan of Merger, dated as of July 29, 2009, among the REIT, ARMOUR Merger Sub Corp., a Delaware corporation, and Enterprise Acquisition Corp., a Delaware corporation.
1.24 “Mortgage Assets” means the following assets types of the REIT which the REIT may determine from time to time shall be solely managed by the Manager:
(i) mortgage securities (or interests therein), including (a) adjustable-rate, hybrid adjustable-rate and pass-through certificates (including GNMA certificates, FNMA certificates and FHLMC certificates), (b) collateralized mortgage obligations, (c) securities representing interests in, or secured by, agency wrapped mortgages on real property other than pass-through certificates and CMOs, (d) agency mortgage derivative securities and other agency mortgage-backed and mortgage collateralized obligations, and (e) mortgage derivative securities;
(ii) U.S. government issued bills, notes and bonds including general obligations of the agencies of the U.S. government (including, but not limited to GNMA, FNMA and FHLMC); and
(iii) short-term investments, including short-term bank certificates of deposit, short-term U.S. Treasury securities, short-term U.S. government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.
1.25 [Reserved]
1.26 “Non-Renewal Notice” shall have the meaning set forth in Section 10.1 of this Agreement.
1.27 “Notice of Proposal to Negotiate” shall have the meaning set forth in Section 10.5 of this Agreement.
1.28 “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
1.29 “Real Estate Investment Trust” means a “real estate investment trust” as defined under the Code.
1.30 “REIT” shall have the meaning set forth in the Preamble of this Agreement and shall include any subsidiary and any successor thereto.

1.31 “REIT Provisions of the Code” means Sections 856 through 860 of the Code.
1.32 “Renewal Term” shall have the meaning set forth in Section 10.1 of this Agreement.
1.33 “Staton Bell” shall have the meaning set forth in Section 2.5 of this Agreement.
1.34 “Sub-Management Agreement” shall have the meaning set forth in Section 2.5 of this Agreement.
1.35 “Termination Fee” means an amount equal to four (4) times the Base Management Fee paid to the Manager in the preceding full twelve (12) months, calculated as of the effective date of the termination of this Agreement pursuant to Section 10.2.
2. General Duties of the Manager.
2.1 Services. All services performed by the Manager under this Agreement shall be subject to the direction and oversight of the Board of Directors. As may be limited from time to time by the REIT in its discretion, the Manager shall (i) manage the day-to-day operations of the REIT and perform the services and other activities described below, and (ii) to the extent directed by the Board of Directors, perform similar management and services for any subsidiary of the REIT; provided, however, that nothing herein shall give the Manager the right (or obligate the Manager) to supervise any other manager engaged by the REIT (each such other manager, an “Other Manager”), or to manage or otherwise participate in any way in any securitization transaction undertaken by the REIT or any joint venture formed by the REIT. Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the following duties in its discretion from time to time to the Mortgage Assets which the REIT determines from time to time shall be solely managed by the Manager, the Manager shall perform the following services from time to time as may be required for the management of the REIT and its assets (other than any such assets solely being managed by an Other Manager):
2.1.1 serving as a consultant to the REIT with respect to the formulation of investment criteria for assets managed by the Manager and the preparation of policy guidelines by the Board of Directors for such assets;
2.1.2 assisting the REIT in developing criteria for Mortgage Asset purchase commitments that are consistent with the REIT’s long-term investment objectives and making available to the REIT its knowledge and experience with respect to Mortgage Assets managed by the Manager;
2.1.3 representing the REIT in connection with certain of the REIT’s purchases, sales and commitments to purchase or sell Mortgage Assets managed by the Manager that meet in all material respects the REIT’s investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;
2.1.4 managing the REIT’s Mortgage Assets (other than any Mortgage Assets managed solely by Other Managers);

2.1.5 advising the REIT and negotiating the REIT’s agreements with third-party lenders for borrowings by the REIT;

2.1.6 making available to the REIT statistical and economic research and analysis regarding the REIT’s activities managed by the Manager and the services performed for the REIT by the Manager;
2.1.7 monitoring and providing to the Board of Directors from time to time price information and other data obtained from certain nationally-recognized dealers that maintain markets in mortgage assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers, in each case with respect to assets managed by the Manager;
2.1.8 investing or reinvesting money of the REIT, which the REIT determines from time to time shall be solely managed by the Manager, in accordance with the REIT’s policies and procedures;
2.1.9 providing executive and administrative personnel, office space and other appropriate services required in rendering services to the REIT, in accordance with and subject to the terms of this Agreement;
2.1.10 administering the day-to-day operations of the REIT and performing and supervising the performance of such other administrative functions necessary to the management of the REIT as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the REIT’s debts and obligations from the REIT’s accounts (in each case in respect of assets managed by the Manager), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;
2.1.11 advising the Board of Directors in connection with certain policy decisions (other than any such decisions solely relating to Other Managers);
2.1.12 evaluating and recommending hedging strategies to the Board of Directors and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the REIT consistent with the REIT’s status as a Real Estate Investment Trust, in each case in respect of assets managed by the Manager;
2.1.13 supervising compliance by the REIT with the REIT Provisions of the Code and maintenance of its status as a Real Estate Investment Trust (other than in respect of any assets not managed by the Manager);
2.1.14 qualifying and causing the REIT to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by the Manager);
2.1.15 assisting the REIT to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as the Board of Directors may deem necessary or advisable (other than any such procedures or reviews relating solely to Other Managers);

2.1.16 assisting the REIT in its compliance with all federal (including, without limitation, the Sarbanes-Oxley Act of 2002), state and local regulatory requirements applicable to the REIT in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Securities Exchange Act of 1934, as amended, or other federal or state laws;
2.1.17 assisting the REIT in its compliance with federal, state and local tax filings and reports, and generally enable the REIT to maintain its status as a Real Estate Investment Trust, including soliciting stockholders, as defined below, for required information to the extent provided in the REIT Provisions of the Code;
2.1.18 assisting the REIT in its maintenance of an exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;
2.1.19 advising the REIT as to its capital structure and capital raising activities (other than in respect of capital not to be managed by the Manager);
2.1.20 handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the REIT may be involved or to which the REIT may be subject arising out of the REIT’s day-to-day operations, subject to the approval of the Board of Directors and excluding any such proceedings or negotiations solely involving Other Managers;
2.1.21 engaging and supervising, on behalf of the REIT at the REIT’s request and at the REIT’s expense, the following, without limitation: independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by the Board of Directors to be necessary or advisable from time to time (other than Other Managers, or any of the foregoing to be utilized in connection with activities being solely conducted by Other Managers);
2.1.22 so long as the Manager does not incur additional costs or expenses, and the REIT does not incur additional costs or expenses which are not specifically approved in writing by the REIT, performing such other services as may be necessary or advisable from time to time for management and other activities relating to the assets of the REIT as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and
2.1.23 assisting the REIT, upon the REIT’s request therefor, in evaluating the advantages and disadvantages of the REIT internalizing the functions of the Manager or of any merger and acquisition transaction that the REIT may elect to pursue, which also may be subject to approval by the shareholders of the REIT.
2.2 Obligations of the Manager.
2.2.1 Verify Conformity with Acquisition Criteria. At all times subject to the direction of the Board of Directors, the Manager shall use commercially reasonable efforts to provide that each Mortgage Asset acquired by the Manager for the REIT conforms in all material respects to the acquisition criteria of the REIT and shall seek to cause each seller or transferor of such Mortgage Assets to the REIT to make such representations and warranties regarding such Mortgage Assets as may, in the reasonable judgment of the Manager, be necessary and appropriate, subject to market custom. In addition, the Manager shall take such other action as it deems reasonably necessary or appropriate in seeking to protect the REIT’s investments to the extent consistent with its duties under this Agreement.
2.2.2 Conduct Activities in Conformity with REIT Status and All Applicable Restrictions. At all times subject to the direction of the Board of Directors and with reasonable advance notice from the REIT of any pertinent information relating to any activities of the REIT as may then be conducted by Other Managers, the Manager shall refrain from any action which would adversely affect the status of the REIT or, if applicable, any subsidiary of the REIT as a Real Estate Investment Trust or (i) which would violate any material law, rule or regulation of any governmental body or agency having jurisdiction over the REIT or any such subsidiary or (ii) which would otherwise not be permitted by the REIT’s or such subsidiary’s Governing Instruments, any material operating policies adopted by the REIT, or any agreements actually known by the Manager, except in each of clauses (i) and (ii) as could not reasonably be expected to have a material adverse effect on the REIT. If the Manager is directed to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or cause such violation or not be permitted as aforesaid.
2.2.3 Reports. Upon the request of the Board of Directors and at the sole cost and expense of the REIT, the Manager shall cause an annual compliance report of the REIT to be prepared by a firm independent of the Manager and its Affiliates and having the proper expertise to determine compliance with the REIT Provisions of the Code and related matters. In addition, the Manager shall prepare regular reports for the Board of Directors, that will review the REIT’s acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality (if applicable), performance and compliance with the REIT’s investment policies and policies that enable the REIT to maintain its qualification as a Real Estate Investment Trust and to maintain its exemption from being deemed an “investment company” under the Investment Company Act; provided that such reports shall only relate to assets the REIT has determined shall be managed by the Manager.
2.2.4 Portfolio Transactions. In placing portfolio transactions and selecting brokers or dealers, the Manager shall seek to obtain on behalf of the REIT commercially reasonable terms. In assessing commercially reasonable terms for any transaction, the Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market for the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.
2.3 Cooperation of the REIT. The REIT and the Board of Directors shall take such actions as may reasonably be required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, the steps reasonably necessary to allow the Manager to file any registration statement on behalf of the REIT in a timely manner if the REIT requests that the Manager do so. The REIT further agrees to use commercially reasonable efforts to make available to the Manager reasonably available resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the REIT. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained; provided, however, that the Manager shall have promptly advised the Board of Directors in writing that the Manager is awaiting such approval.
2.4 Engagement of Third Parties.
2.4.1 Securities Dealers. Subject to the REIT’s right to retain Other Managers and the REIT’s right to limit the Manager’s authorizations in the REIT’s discretion from time to time, the Manager is authorized, for and on behalf, and at the sole cost and expense of the REIT, to employ such securities dealers (including Affiliates of the Manager) for the purchase and sale of the REIT’s Mortgage Assets managed by the Manager as may, in the reasonable judgment of the Manager, be necessary to obtain the best commercially available net results taking into account such factors as the policies of the REIT, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, and subject to the foregoing caveats with respect to the REIT’s rights, the Manager is authorized to direct the execution of the REIT’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be reasonably necessary to the performance of its investment advisory functions for the REIT.
2.4.2 Other Third Parties. The Manager is authorized to retain, for and on behalf of the REIT, the services of third parties (including Affiliates of the Manager), including, without limitation, accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems reasonably necessary or advisable in connection with the management and operations of the REIT. The costs and expenses related to the retention of third parties shall be the sole cost and expense of the REIT except to the extent (i) the third party is retained to make decisions to invest in and dispose of Mortgage Assets, provide administrative, data processing or clerical services, prepare the financial records of the REIT or prepare a report summarizing the REIT’s acquisitions of Mortgage Assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, in each case with respect to assets the REIT has determined shall be managed by the Manager, in which case it shall be at the sole cost and expense of the Manager unless otherwise approved by the Board of Directors or (ii) the costs and expenses are not reimbursable pursuant to Section 7.1 of this Agreement (collectively, the “Manager Obligations”). Notwithstanding anything in this Agreement to the contrary, in no event shall the Manager be responsible for any costs or expenses related to or incurred by any Other Manager.
2.4.3 Affiliates. Notwithstanding anything contained in this Agreement to the contrary, the Manager shall have the right to cause any of its services under this Agreement to be rendered by the Manager’s employees or Affiliates of the Manager. The REIT shall pay or reimburse the Manager or its Affiliates (subject to the foregoing approval) for the reasonable and actually incurred cost and expense of performing such services by the Affiliate, including, without limitation, back office support services specifically requested by the REIT if the costs and expenses of such Affiliate would have been reimbursable under this Agreement if such Affiliate were an unaffiliated third party, or if such service had been performed by the Manager itself.
2.5 Reserved.
3. Additional Activities.
3.1 Other Activities of the Manager. Nothing in this Agreement shall (i) prevent the Manager or its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, including, without limitation, investing in, or rendering advisory service to others investing in, any type of mortgage assets or other real estate investments (including, without limitation, investments that meet the principal investment objectives of the REIT), whether or not the investment objectives or policies of any such other person or entity are similar to those of the REIT, or (ii) in any way bind or restrict the Manager or its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or its Affiliates, officers, directors or employees may be acting. The REIT acknowledges that the Manager will base allocation decisions on the procedures the Manager and the REIT reasonably and in good faith consider fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings. While information and recommendations supplied to the REIT shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the REIT, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to other investment companies, funds and advisory accounts. The REIT shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services. However, the REIT recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by the Manager (and not of any of its clients or customers) or its officers and directors.
3.2 Other Activities of the REIT. Except to the extent expressly set forth in this Agreement or any other written agreement between the REIT and the Manager, neither this Agreement nor the relationship between the REIT and the Manager shall be deemed (i) to limit or restrict the activities of the REIT, its officers, its employees, or members of its Board of Directors or (ii) impose a fee or other penalty on the REIT, its officers, its employees, or members of its Board of Directors for pursuing any such other activities.
3.3 Service to the REIT; Execution of Documents. Directors, officers, employees and agents of the Manager and its Affiliates may serve as trustees, directors, officers, employees, agents, nominees or signatories for the REIT or any subsidiary of the REIT, to the extent permitted by the Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Governing Instruments. When executing documents or otherwise acting in such capacities for the REIT, such persons shall use their respective titles in the REIT.
4. Bank Accounts. The Manager may establish and maintain one or more bank accounts in the name of the REIT or any subsidiary of the REIT, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts in a manner consistent with this Agreement, including, without limitation, the following: (a) the payment of the Base Management Fee, (b) the payment (or advance) of reimbursable costs and expenses, and (c) any other appropriate amounts. The Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the REIT or any subsidiary of the REIT. One or more of the obligations of the Manager hereunder may be revoked in whole or in part by the REIT from time to time in its sole discretion.
5. Records; Confidentiality. The Manager shall maintain appropriate and accurate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives (including the auditors) of the REIT or any subsidiary of the REIT at any time during normal business hours. Except in the ordinary course of business of the REIT, the Manager shall, and shall use commercially reasonable efforts to cause each of its Affiliates to, keep confidential any and all information they (or such Affiliates) may obtain from time to time in connection with the services they (or such Affiliates) render under this Agreement.

6. Compensation of the Manager.
6.1 Base Management Fee. For services rendered under this Agreement, commencing after the end of the first month of business, the REIT shall pay to the Manager each month in arrears (by wire transfer of immediately available funds) compensation equal to 1/12th of the sum of (a) 1.5% of the Gross Equity Raised up to $1 billion plus (b) 0.75% of the Gross Equity Raised in excess of $1 billion (the “Base Management Fee”) within one (1) Business Day after the end of such month; provided, however, that the Base Management Fee shall not ever be less than 1/12th of the Annual Minimum Fee. In the event of a termination of this Agreement during a calendar month, the Base Management Fee shall be pro-rated based upon the number of days elapsed in such calendar month prior to the effective date of such termination.
6.2 Equity Compensation. The REIT may make equity incentive-based compensation grants to the Manager, from time to time, solely for the purpose of providing equity incentive based grants for the benefit of the Manager’s officers and employees who provide substantial services that benefit the REIT.
6.3 No Incentive Management Compensation. The Manager shall not receive any incentive-based compensation other than as set forth in Section 6.2.
7. Expenses of the Manager and the REIT.
7.1 Expenses of the Manager. The Manager shall be responsible for the following expenses:
7.1.1 employment expenses of the personnel employed by the Manager, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of the REIT that the Board of Directors may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by the Manager pursuant to this Section 7.1.1 or cause the Manager or the REIT to pay any payroll taxes in respect thereof); and
7.1.2 rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager required for the REIT’s day-to-day operations, including, bookkeeping, clerical and back-office services provided by the Manager, provided, however, that the REIT shall pay for supplies applicable to operations (paper, software, presentation materials, etc.).
7.2 Expenses of the REIT. The REIT shall pay all of the costs and expenses of the REIT and the Manager incurred solely on behalf of the REIT or any subsidiary or in connection with this Agreement, other than (i) those expenses that are specifically the responsibility of the Manager pursuant to Section 7.1 of this Agreement, and (ii) any costs or expenses incurred by the Manager which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the REIT or any subsidiary of the REIT shall be paid by the REIT and shall not be paid by the Manager and/or the Affiliates of the Manager (except to the extent of any costs or expenses which the REIT is not required to reimburse pursuant to the provisions of Section 7.3 below):
7.2.1 all costs and expenses associated with the formation and capital raising activities of the REIT and its subsidiaries, including, without limitation, the costs and expenses of the preparation of the REIT’s registration statements, and any and all costs and expenses of any public offering of the REIT, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the New York Stock Exchange (and any other exchange or over-the-counter market), among other such entities;
7.2.2 all costs and expenses of the REIT in connection with the acquisition, disposition, financing, hedging, administration and ownership of the REIT’s or any subsidiary’s investment assets (including, without limitation, the Mortgage Assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including Affiliates of the Manager (as may be approved by the REIT pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the REIT or any subsidiary of the REIT;
7.2.3 all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the REIT’s portfolio analytics and accounting systems (including, but not limited to Bloomberg);
7.2.4 all costs and expenses of money borrowed by the REIT or its subsidiaries, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of the REIT and its subsidiaries (including commitment fees, legal fees, closing and other costs);
7.2.5 all taxes and license fees applicable to the REIT or any subsidiary of the REIT, including interest and penalties thereon;
7.2.6 all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of the REIT incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the REIT’s or any subsidiary’s Equity Securities or debt securities;
7.2.7 other than for the Manager Obligations, all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents (other than the Manager) engaged by the REIT or any subsidiary of the REIT or by the Manager for the account of the REIT or any subsidiary of the REIT (other than the Manager) and all employment expenses of the personnel employed by the REIT or any subsidiary of the REIT, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;
7.2.8 all insurance costs incurred by the REIT or any subsidiary of the REIT and including, but not limited to, insurance paid for by the REIT to insure the Manager for liabilities as a result of being the manager for the REIT;
7.2.9 all custodian, transfer agent and registrar fees and charges incurred by the REIT;
7.2.10 all compensation and fees paid to directors of the REIT or any subsidiary of the REIT, all expenses of directors of the REIT or any subsidiary of the REIT (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors for the benefit of the REIT and its directors and officers (including those directors who are also employees of the Manager), the cost of all meetings of the REIT’s Board of Directors, and the cost of travel, hotel accommodations, food and entertainment for all participants in the meetings of the REIT’s Board of Directors;
7.2.11 all third-party legal, accounting and auditing fees and expenses and other similar services relating to the REIT’s or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);
7.2.12 all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the REIT, or which the REIT is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors;
7.2.13 any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the REIT or any subsidiary of the REIT, or against any trustee, director or officer of the REIT or any subsidiary of the REIT in his capacity as such for which the REIT or any subsidiary of the REIT is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;
7.2.14 at all times all travel and related expenses of directors, officers and employees of the REIT and the Manager incurred in connection with meetings related to the business of the REIT, attending meetings of the Board of Directors or holders of securities of the REIT or any subsidiary of the REIT or performing other business activities that relate to the REIT or any subsidiary of the REIT, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Mortgage Assets or other investments of the REIT; provided, however, that the REIT shall only be responsible for a proportionate share of such expenses, as reasonably determined by the Manager in good faith after full disclosure to the REIT, in instances in which such expenses were not incurred solely for the benefit of the REIT;

7.2.15 all expenses of organizing, modifying or dissolving the REIT or any subsidiary of the REIT, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business or activity of the REIT or its subsidiaries;
7.2.16 all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the REIT or any subsidiary of the REIT, including, without limitation, in connection with any dividend reinvestment plan;
7.2.17 all expenses of third parties relating to communications to holders of Equity Securities or debt securities issued by the REIT or any subsidiary of the REIT and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the REIT’s or any subsidiary’s securities and reports to third parties required under any indenture to which the REIT or any subsidiary of the REIT is a party;
7.2.18 subject to Section 7.1, all expenses relating to any office or office facilities maintained by the REIT or any subsidiary of the REIT (exclusive of the office of the Manager and/or Affiliates of the Manager), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for the REIT’s chief financial officer and any other persons the Board of Directors authorizes the REIT to hire;
7.2.19 all costs and expenses related to the design and maintenance of the REIT’s web site or sites and associated with any computer software or hardware that is used solely for the REIT;
7.2.20 other than for the Manager Obligations, all other costs and expenses relating to the REIT’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Mortgage Assets, including, without limitation, appraisal, reporting, audit and legal fees;
7.2.21 other than for the Manager Obligations, and subject to a line item budget approved in advance by the Board of Directors all other expenses actually incurred by the Manager, its Affiliates (as may be approved by the REIT pursuant to the terms of this Agreement) or their respective officers, employees, representatives or agents, or any Affiliates thereof (as may be approved by the REIT pursuant to the terms of this Agreement) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including, without limitation, any fees or expenses relating to the REIT’s compliance with all governmental and regulatory matters); and
7.2.22 all other expenses of the REIT or any subsidiary of the REIT that are not the responsibility of the Manager under Section 7.1 of this Agreement.

7.3 Expense Reimbursement to the Manager. Costs and expenses incurred by the Manager on behalf of the REIT or its subsidiaries shall be reimbursed in cash monthly to the Manager within five (5) Business Days of receipt by the REIT from the Manager of a statement of such costs and expenses. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the REIT.
8. Limits of Manager Responsibility: Indemnity.
8.1 Limits of Manager Responsibility. The Manager shall have the responsibility under this Agreement to render the services specifically called for under this Agreement and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including, without limitation, as set forth in Section 2.2.2 of this Agreement. The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT (including, without limitation, any stockholder thereof), any issuer of mortgage securities, any subsidiary of the REIT, its subsidiary’s stockholders, the Board of Directors, any credit-party, any counter-party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law by the Manager or its Affiliates, directors, officers, employees, representatives or agents, or any Affiliates thereof, under or in connection with this Agreement, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.
8.2 Indemnification. The REIT and its subsidiaries shall reimburse, indemnify and hold harmless the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof from and against any and all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under this Agreement or pursuant to any underwriting agreement or similar agreement to which Manager is a party that is related to the REIT’s activities. The REIT shall make payments required by this Section 8.2 in advance upon a receipt from the Manager of an undertaking to repay such amounts if the Manager is ultimately found not to be entitled to indemnification pursuant to this Agreement. Notwithstanding the foregoing, the REIT shall have no indemnification obligation under this Section 8.2 in the event that the Manager is ultimately found to have been grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.

9. No Joint Venture. The REIT and the Manager are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them. The Manager is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the REIT.
10. Effectiveness; Termination.
10.1 Effectiveness. This Agreement shall be effective during the Current Term. Following the Current Term, this Agreement shall automatically extend for successive five (5)-year terms (each, a “Renewal Term”), unless either party gives 180 days’ written notice prior to the expiration of the Current Term or any Renewal Term to the respective other party of such first party’s intent not to renew the then-current term (any such notice, a “Non-Renewal Notice”); provided, however, that the REIT may give a Non-Renewal Notice to the Manager, if any of the stock of the REIT is publicly traded, only if at least two-thirds of all of the Independent Directors or the holders of a majority of the outstanding shares of common stock of the REIT (other than those shares held by the Manager or its Affiliates) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the REIT and its subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided further, however, that in the event that the REIT gives a Non-Renewal Notice to the Manager under clause (ii) above, such Non-Renewal Notice, and its effectiveness, shall be subject to Section 10.5. This Agreement may be terminated during the Current Term or any Renewal Term only in accordance with the provisions of Sections 10.2, 10.3 and 10.4 or 13.1 (as applicable).
10.2 Early Termination without Cause.
10.2.1 The REIT may not terminate the Agreement during the Current Term, except for Cause or in connection with (i) a merger, consolidation or reorganization, pursuant to which the REIT is not the surviving entity, (ii) a sale of all or substantially all the assets of the REIT (iii) an acquisition, directly or indirectly, of 50% or more of the then issued and outstanding common stock of the REIT or the power, by agreement or otherwise, to elect or appoint a majority of the Board of Directors, or (iv) a liquidation of the REIT ((i), (ii), (iii) and (iv) each, a “Corporate Event”). After the Current Term, the REIT may terminate the agreement without Cause upon 180 days’ prior written notice to the Manager and subject to payment of the Termination Fee pursuant to Section 10.4 (except as otherwise provided in Section 13.1). A Corporate Event during the Current Term or thereafter, which gives rise to or results in a termination of this Agreement or a material diminution of the Manager's duties or aggregate compensation (other than as voluntarily agreed by the Manager), shall be deemed a termination without Cause and subject to the payment of the Termination Fee pursuant to Section 10.4.
10.2.2 The Manager may terminate the agreement at any time and for any reason upon 180 days’ prior written notice to the REIT.

10.3 Early Termination for Cause. Notwithstanding the provisions of Section 10.2.1, or any other provision of this Agreement to the contrary, the REIT may terminate the agreement for Cause at any time and without paying any Termination Fee, effective immediately upon written notice.
10.4 Payments In Connection With Termination.
10.4.1 Payments By the REIT. Following any termination of this Agreement by the REIT or the Manager, the REIT shall pay the following amounts to the Manager (by wire transfer of immediately available funds to such bank account as is designated by the Manager to the REIT in writing) not later than five (5) Business Days after the effective date of such termination:
i. all reimbursable costs and expenses permitted under the Agreement (to the extent not previously reimbursed to the Manager), if any, as of the date of the effectiveness of such termination of this Agreement; and

ii. either (a) if this Agreement was terminated by the REIT for Cause pursuant to Section 10.3, any Base Management Fee due and not yet paid to the Manager, (as pro-rated pursuant to Section 6.1 through the date of the effectiveness of such termination of this Agreement) or (b) if this Agreement was terminated by the REIT without Cause pursuant to Section 10.2.1, and subject to the provisions of Section 13.1, the Termination Fee (as calculated through the effective date of such termination of the Agreement).
10.4.2 Payments By the Manager. For the avoidance of doubt, following any termination of this Agreement by the Manager, no fees or other payment shall be due from the Manager to the REIT except as otherwise expressly provided in this Agreement.
10.5 Renegotiation of Compensation. In the event that a Non-Renewal Notice is given by the REIT to the Manager in connection with a determination pursuant to clause (b)(ii) of Section 10.1 that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the REIT, no fewer than 45 days prior to the prospective expiration of the Current Term or Renewal Term then in effect, as applicable, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intent to renegotiate its compensation under this Agreement. Thereupon, the REIT (represented by the Independent Directors if any of the stock of the REIT is publicly traded) and the Manager shall endeavor to negotiate the revised compensation payable to the Manager under this Agreement. In the event that the Manager and the REIT, including, if any of the stock of the REIT is publicly traded, at least two-thirds of all of the Independent Directors, agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Non-Renewal Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The REIT and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the REIT and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the expiration of the Current Term or Renewal Term then in effect, as applicable.
11. Action Upon Termination. In connection with any termination of this Agreement, the Manager shall promptly:
11.1.1 pay over to the REIT or any subsidiary of the REIT all money collected and held for the account of the REIT or any subsidiary of the REIT by the Manager pursuant to this Agreement;
11.1.2 deliver to the REIT an accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the REIT or any subsidiary of the REIT;
11.1.3 deliver to the REIT all property and documents of the REIT or any subsidiary of the REIT then in the custody of the Manager;
11.1.4 assign to the REIT any authorized agreements the Manager executed in its name on behalf of the REIT (and obtain the counter-parties’ consent thereto); and
11.1.5 assign to the REIT all proprietary information with respect to the REIT, including, without limitation, software, models, intellectual property, licenses, tradenames and trademarks (but subject to the limitations set forth in Section 28 hereof).
12. Survival of Obligations. The REIT’s obligation to make payments hereunder and the limitations set forth herein shall survive the termination of this Agreement. The covenants and agreements of the Manager contained herein (for expenses through the effective date of termination) shall survive the termination of this Agreement.
13. Assignments.
13.1 Assignment by the Manager. This Agreement shall terminate automatically in the event that the Manager assigns all or any part of this Agreement (including, without limitation, any transfer or assignment by operation of law), unless such assignment is consented to in advance in writing by the REIT. In the event an assignment by the Manager is consented to by the REIT, in accordance with this Section 13.1, such assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be released from all of its obligations, duties and responsibilities under this Agreement and all liability therefore and in respect hereof accruing on or after that date. In addition, the assignee shall execute and deliver to the REIT a counterpart of this Agreement naming such assignee as Manager, and the REIT shall deliver to the assigning

Manager a duly executed instrument evidencing the release of the assigning Manager from such obligations, duties and responsibilities as aforesaid.
14. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the REIT or any subsidiary of the REIT held by the Manager under this Agreement shall be held by the Manager as custodian for the REIT or such subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the REIT or such subsidiary.
14.1 Procedures. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the REIT or an authorized member of the Board of Directors requesting the Manager to release to the REIT or any subsidiary of the REIT any money or other property then held by the Manager for the account of the REIT or any subsidiary of the REIT under this Agreement, the Manager shall release such money or other property to the REIT or such subsidiary of the REIT within a reasonable period of time, but in no event later than the earlier to occur of (i) thirty (30) days following such request, or (ii) the date of the termination of this Agreement.
14.2 Limitations. The Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, shall not be liable to the REIT, any subsidiaries of the REIT, the Board of Directors or the REIT’s or its subsidiaries’ stockholders for any acts performed or omissions to act by the REIT or any subsidiary of the REIT in connection with the money or other property released to the REIT or any subsidiary of the REIT in accordance with this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement.
14.3 Indemnification. The REIT and any subsidiary of the REIT shall indemnify the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, against any and all expenses, costs, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the REIT or any subsidiary of the REIT in accordance with the terms of this Section 14, except in the event that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under this Agreement. Indemnification pursuant to this provision shall be in addition to any right of the Manager and its Affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any Affiliates thereof, to indemnification under Section 8 of this Agreement.
15. Representations, Warranties and Covenants.
15.1 REIT in Favor of the Manager. The REIT hereby represents and warrants to the Manager as follows:
15.1.1 Due Formation. The REIT is duly organized, validly existing and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole. The REIT does not do business under any fictitious business name.
15.1.2 Power and Authority. The REIT has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement. Except as shall have been obtained, no consent of any other person, including, without limitation, stockholders and creditors of the REIT, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the REIT in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement. This Agreement has been, and each instrument or document required under this Agreement will be, executed and delivered by a duly authorized officer of the REIT, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the REIT enforceable against the REIT in accordance with its terms.
15.1.3 Execution, Delivery and Performance. The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the REIT, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the REIT, or the Governing Instruments of, or any securities issued by, the REIT or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the REIT is a party or by which the REIT or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the REIT and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager’s obligations to its lenders).
15.2 Manager in Favor of the REIT. The Manager hereby represents and warrants to the REIT as follows:
15.2.1 Due Formation. The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.
15.2.2 Power and Authority. The Manager has the power and authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement. Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement. This Agreement has been and each instrument or document required under this Agreement will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
15.2.3 Execution, Delivery and Performance. The execution, delivery and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.
15.2.4 No Limitations. The personnel of the Manager providing services to the REIT on the Manager’s behalf pursuant to this Agreement will be free of legal and contractual impediments to their provision of services pursuant to the terms of this Agreement.
16. Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered by reputable overnight courier against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested. The parties may deliver to each other notice by electronically transmitted facsimile copies or electronically transmitted mail (i.e., e-mail), provided that such facsimile or e-mail notice is followed within 24 hours by any type of notice otherwise provided for in this Section 16. Any party may alter the address or other contact information to which communications or copies are to be sent by giving notice of such change of address or other contact information in conformity with the provisions of this Section 16 for the giving of notice. Any notice shall be duly addressed to the parties as follows:

16.1 If to the REIT:
Scott J. Ulm
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, FL 32963
Telecopy: (561) 348-2408
E-mail: sju@armourcap.com

with a copy given in the manner prescribed above, to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, FL 33131
Telecopy: (305) 789-7799
Attn.: Bradley D. Houser, Esq.
E-mail: bradley.houser@hklaw.com

16.1 If to the Manager:
Jeffrey Zimmer
ARMOUR Capital Management LP
3001 Ocean Drive, Suite 201
Vero Beach, FL 32963
Telecopy: (561) 348-2408
E-mail: jz@armourcap.com

17. Binding Nature of Agreement: Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided in this Agreement.
18. Entire Agreement. This Agreement and the Sub-Management Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and the Sub-Management Agreement, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement and the Sub-Management Agreement. The express terms of this Agreement and the Sub-Management Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement or the Sub-Management Agreement. This Agreement may not be modified or amended other than in accordance with Section 27.
19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.
20. Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in any state court of the State of Florida or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America, in either case, located in the State of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 20. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

21. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.
23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
24. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
25. Gender. Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
26. Attorneys’ Fees. Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys’ fees and expenses from the non-prevailing party.
27. Amendments. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by all of the parties. The parties hereto expressly acknowledge that no consent or approval of the REIT’s stockholders is required in connection with any amendment, modification or change to this Agreement.
28. Authority. Each signatory to this Agreement warrants and represents that such signatory is authorized to sign this Agreement on behalf of and to bind the party on whose behalf such signatory is signing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amended and Restated Management Agreement as of the date first written above.
“REIT”
ARMOUR RESIDENTIAL REIT, INC.,
a Maryland corporation
By: /s/ Scott J. Ulm
Name: Scott J. Ulm
Title: Chief Executive Officer

“MANAGER”
ARMOUR CAPITAL MANAGEMENT LP,
a Delaware limited partnership
By: Remmiz LLC, its general partner
    By: Jeffrey J. Zimmer
    Name: Jeffrey J. Zimmer
    Title: Member